UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 5, 2017

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MECHANICAL TECHNOLOGY, INCORPORATED

(Exact name of registrant as specified in charter)

New York	000-06890	14-1462255
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

325 Washington Avenue Extension, Albany, New York 12205

(Address of principal executive offices) (Zip Code)

(518) 218-2550

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item  5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 5, 2017, Mechanical Technology, Incorporated (“MTI”) entered into an employment agreement with Frederick Jones to serve as its Chief Executive Officer and Chief Financial Officer. The agreement provides for an initial term ending December 31, 2018, and, unless either party provides written notice that the agreement will not be renewed, is renewed for an additional year on December 31, 2018 and each subsequent December 31; such non-renewal may be for any or for no stated reason.

The agreement provides that Mr. Jones will receive an annual base salary of $182,310 or such higher figure as may be agreed upon from time to time by the Board of Directors. Mr. Jones is also eligible to receive an annual bonus in accordance with MTI’s Executive Bonus Program, which is established annually by the Board of Directors at its sole discretion, and may also receive, at MTI’s sole discretion, an additional, discretionary bonus in connection with his annual evaluation by the Board of Directors. Mr. Jones is also eligible to receive options to purchase MTI’s common stock or other equity awards under MTI’s equity incentive plans in such amounts as may be determined by the Board of Directors, and is entitled to such employee benefits, if any, as are generally provided to MTI’s full-time employees.

Under the agreement, Mr. Jones’ employment terminates immediately upon his death. In addition, MTI may terminate Mr. Jones’ employment for Cause or upon his Disability, both as defined in the agreement, and Mr. Jones may terminate his employment for Good Reason, as defined in the agreement. If Mr. Jones’ employment is terminated pursuant to his death or Disability, then he, his beneficiary or his estate, as applicable, will receive a bonus in the amount corresponding to the milestone targets achieved, if any, under MTI’s Executive Bonus Program in effect as of the date of his termination. If MTI terminates Mr. Jones’ employment other than for Cause or Disability or Mr. Jones terminates his employment for Good Reason, then, assuming Mr. Jones has, within 21 days of termination, signed the release agreement attached as an exhibit to the agreement and not revoked such release agreement within seven days thereafter, then Mr. Jones will receive: (i) his then-current base salary for a period of 12 months from the date of termination, regardless of whether he obtains alternative employment; (ii) a bonus in the amount corresponding to the milestone targets achieved, if any, under MTI’s Executive Bonus Program in effect as of the date of his termination; and (iii) if he elects continuation coverage pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), reimbursement of his COBRA premiums for health, dental and optical coverage, for a period of 12 months from the earlier of his date of termination or until he becomes eligible to obtain health insurance coverage elsewhere. If Mr. Jones’ employment is involuntarily terminated other than for Cause or Disability, or he terminates his employment for Good Reason, in anticipation of, in connection with, or during the 12 months following a Change in Control, as defined in the Agreement, then Mr. Jones will receive the payments provided for in (i) and (ii) of the prior sentence.

The agreement also contains non-disparagement, non-solicitation and confidentiality provisions.

The foregoing description of Mr. Jones’ employment agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which is filed as Exhibit 10.1 to this Form 8-K.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits
	Exhibit Number	Description
	10.1	Executive Employment Agreement, dated May 5, 2017, by and between Mechanical Technology, Incorporated and Frederick Jones.

SIGNATURES

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MECHANICAL TECHNOLOGY, INCORPORATED
Date: May 5, 2017	By:	/s/ Frederick W. Jones
	Name:	Frederick W. Jones
	Title:	Chief Executive Officer and Chief Financial Officer